Exhibit 99.1

News Release	Zep Inc.

1310 Seaboard Industrial Blvd., NW
Atlanta, GA 30318
www.zepinc.com

Zep Inc. Provides Update on Complexity-Reduction Activities and Revenue Expectations

ATLANTA, August 14, 2013 (BUSINESS WIRE) — Zep Inc. (NYSE: ZEP), a leading consumable chemical packaged goods company that manufactures a wide variety of high-performance maintenance and cleaning chemicals, today announced an update to its previously issued guidance regarding its complexity-reduction activities.

Zep Inc. is pleased to report that its near-term complexity-reduction activities, including facilities consolidation and headcount reductions are already underway.  Across its network, Zep Inc. will be consolidating selected smaller distribution and production facilities this year.  As a result of these and other changes, the company will reduce its non-sales work force by approximately 6% or 80-100 positions.  While savings will be partially offset by investments in selected areas of growth; such as sales force expansion over the next year, the company remains confident in the gross savings estimates.

•                  Accordingly, management now believes that its annualized cost savings will be near the high-end of its previous estimate of $8-$12 million with approximately 70% achieved by the end of the first fiscal quarter of 2014, an additional 20% in the second fiscal quarter and the balance in the third fiscal quarter, yielding approximately $9 million of recorded cost-savings in fiscal 2014.

•                  Approximately 80% of the cost-reduction activities will be reflected as improvements to selling, distribution and administrative expense with the other 20% reflected as improvements to cost of goods sold.

•                  The Company also believes that the associated one-time costs will be near the midpoint of its previous estimate of $4-$7 million.  The majority of the restructuring charge is expected to be recorded in the fourth fiscal quarter of 2013 with the balance recorded in the fiscal first and second quarters of 2014.

“I’m pleased to report that our cost-reduction efforts, which are focused on bringing costs in line with our revenue expectations, are proceeding on schedule,” said John K. Morgan, Chairman, President and Chief Executive Officer of Zep Inc.  “I’m proud of our associates for moving forward with the dedication and professionalism required to achieve these important objectives as we seek to align our cost structure for the future.”

Zep Inc. also reported that after conducting a comprehensive analysis of business trends and its sales pipeline, it now believes fiscal 2013 revenue will range between $685-$690 million.

•                  As a result of recent successes from our organic sales pipeline, which will partially offset some revenue losses which were included in our previous estimates, management expects that the next two quarters could result in modest revenue growth, exceeding our previous guidance of flat revenues during that period.  The following two quarters could result in sales declines of 0-3% compared to previous guidance of declines of 5%.

•                  The addition of Zep Vehicle Care will positively impact comparative results through the first quarter of 2014.

•                  Average Daily Sales (ADS) in Zep Inc.’s North American direct business had stabilized within a defined range prior to our implementation of SAP on December 1, 2012, at which time we experienced considerable disruption in our ability to service certain customers.  At this time ADS appears to have stabilized once again within a defined range, but at a lower level established during the disruption.  As such, we expect that comparisons within our sales & service business will improve beginning in the second fiscal quarter of 2014.

•                  Product line and customer rationalization strategies will continue as planned and the Company continues to believe that its actions could put pressure on the retention of certain larger customers.  It’s important to note however, that this assumption was included in the revenue guidance highlighted above.

“During the implementation of SAP we delayed restructuring plans, but have now begun the cost-reduction effort in-line with current revenue expectations so as to provide the highest probability of achieving our operating margin objectives,” stated Morgan.  “As we continued to evaluate the sales pipeline for 2014, we have revised our revenue expectations and now anticipate we will achieve some portion of revenue associated with new business opportunities currently in our pipeline process.  Additionally, if we achieve our revised revenue and cost-reduction objectives we would expect to lower our debt leverage ratio by approximately one full turn by the end of fiscal 2014,” continued Morgan.

Management intends to continue its business simplification efforts with a particular focus on products, processes, and supply chain simplification over the next several quarters.

“The long term strategy for our business is both compelling and unchanged.  We continue to believe the strong cash flow characteristics provided by a consumable products business, focused on specific end-markets and available to our customers through a variety of sales channels, is a winning combination that will produce superior cash flow and allow us to reduce debt quickly,” concluded Morgan.

Forward Looking Statements

This release contains, and other written or oral statements made by or on behalf of Zep may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.  In addition, our executive officers may from time to time make forward-looking statements in reports and other documents that are filed with the SEC or in connection with oral statements made to the press, potential investors or others.  Forward-looking statements generally are statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results.

Specifically, the forward-looking statements in this release include, but are not limited to, statements related to our intention to consolidate certain facilities this year and to reduce our non-sales work force; statements regarding our expectations about the amount of, and timing for realizing, cost savings from our complexity-reduction activities; statements regarding our expectations about the accounting treatment of the cost savings; statements regarding the amount of and timing for recognizing the costs associated with our complexity-reduction activities; statements regarding our expectations for fiscal 2013 revenue and the reasons for such expectations; statements regarding the impact of the contribution of Zep Vehicle Care to our fiscal 2013 revenue; statements regarding year-over-year comparisons with respect to our sales and service business; statements regarding our expectations about the impact of our complexity-reduction measures on retention of certain customers; statements regarding our revenue expectations from our sales pipeline; statements regarding our expected interest expense in fiscal 2013; and statements regarding our expectation that we will reduce our indebtedness and improve our leverage ratio.

Our forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as our expectations.  The risks and uncertainties include, but are not limited to:

•                  economic conditions in general;

•                  customer and supplier relationships and prices;

•                  competition;

•                  our ability to realize anticipated benefits from complexity-reduction initiatives and the timing of the benefits of such actions;

•                  the demand for our products; and

•                  litigation and other contingent liabilities, such as environmental matters.

A variety of other risks and uncertainties could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements.  A number of those risks are discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended August 31, 2012.  We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.  Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

About Zep Inc.

Zep Inc., with fiscal year 2012 net sales of $654 million, is a leading consumable chemical packaged goods company selling a wide variety of high-performance chemicals that help professionals and prosumers clean, maintain and protect their assets.  We are focused on the attractive industry dynamics of the transportation market and the industrial maintenance and repair operation (“MRO”) market, which together now comprise approximately 61% of our revenue with the balance derived from sales into the facilities maintenance vertical.  We market these products and services under well recognized and established brand names, such as Zep®, Zep Commercial®, Zep Professional®, Enforcer®, National Chemical™, Selig™, Misty®, Next Dimension™, Petro®, i-Chem®, TimeMist®, TimeWick™, MicrobeMax®, Country Vet®, Konk®, Zep®/SKILCRAFT®, Original Bike Spirits®, Armor All®, Blue Coral®, Black Magic®, Rain-X®, Niagara National™, FC Forward Chemicals®, Rexodan®, Mykal™, and a number of private label brands.  Founded in 1937, some of Zep Inc.’s brands have been in existence since 1896.  Zep Inc. is headquartered in Atlanta, Georgia. Visit our website at www.zepinc.com.

Investor Contact:

Don De Laria

VP, Investor Relations & Communications

404-350-6266

don.delaria@zep.com